Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
     We consent to the incorporation by reference in the following registration statements on Form S-3 and related prospectuses of The Williams Companies, Inc. and in the following registration statements on Form S-8 of our report dated February 23, 2009, except as it relates to the matter discussed in the first paragraph of Basis of Presentation set forth in Note 1, as to which the date is May 21, 2009, with respect to the consolidated financial statements and schedule of The Williams Companies, Inc., included in this Current Report (Form 8-K):
     Form S-3:
          Registration Statement Nos. 333-29185, 333-106504, and 333-134293
     Form S-8:
          Registration No. 33-58671 — The Williams Companies, Inc. Stock Plan for Nonofficer Employees
          Registration No. 333-03957 — The Williams Companies, Inc. 1996 Stock Plan for Non-Employee Directors
          Registration No. 333-11151 — The Williams Companies, Inc. 1996 Stock Plan
          Registration No. 333-40721 — The Williams Companies, Inc. 1996 Stock Plan for Nonofficer Employees
          Registration No. 333-51994 — The Williams Companies, Inc. 1996 Stock Plan for Nonofficer Employees
          Registration No. 333-85542 — The Williams Investment Plus Plan
          Registration No. 333-85546 — The Williams Companies, Inc. 2002 Incentive Plan
          Registration No. 333-142985 — The Williams Companies, Inc. Employee Stock Purchase Plan

/s/ Ernst & Young LLP

Tulsa, Oklahoma
May 21, 2009